UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 24, 1998




                        U.S. RESTAURANT PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   MARYLAND                   1-13089                          75-2687420
(STATE OF OTHER       (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER
 JURISDICTION OF                                             IDENTIFICATION NO.)
 INCORPORATION OR
 ORGANIZATION)


                              5310 Harvest Hill Rd.
                                Suite 270, LB 168
                               Dallas, Texas 75230
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                  972-387-1487
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 24, 1998, U.S. Restaurant Properties, Inc. (the "Registrant") acquired two Burger King restaurants properties located in Arizona and California. The acquisition was done pursuant to one purchase and sale agreement. The purchase price equaled $1,630,000 in cash and other capitalized costs of approximately $22,000. The selling entity was Brulon Properties, a Utah partnership. The acquisition was funded by the Registrant's bank line of credit.

On June 22, 1998, the Registrant acquired one Village Inn restaurant property located in Arizona. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $335,000 in cash and other capitalized costs of approximately $5,000. The selling entity was Frances M. Fisher an individual.
The acquisition was funded by the Registrant's bank line of credit.

On May 27, 1998, the Registrant acquired one Tony Roma's restaurant property located in Texas. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $796,000 in cash and other capitalized costs of approximately $10,000. The selling entity was Austin Partners, a Texas general partnership. The acquisition was funded by the Registrant's bank line of credit.

On various dates between May 26, 1998 through June 10, 1998, the Registrant acquired two Arby's and two Burger King restaurant properties located in Kansas, Minnesota and North Carolina. These acquisitions were done pursuant to four purchase and sale agreements. The purchase prices equaled $2,057,000 in cash and other capitalized costs of approximately $66,000. The selling entities were Minneapolis Teachers Retirement Fund Association, a Minnesota non-profit corporation and MRT Properties, Inc., a Minnesota corporation. The acquisitions were funded by the Registrant's bank line of credit

On May 22, 1998, the Registrant acquired 11 restaurant properties consisting of five Captain D's, two Shoney's, two Miami Subs, one Long John Silvers and one Hooters restaurant located in Georgia, Louisiana, Oklahoma and Texas. The acquisition was done pursuant to one purchase and sales agreement. The purchase price equaled $5,087,512 in cash and other capitalized costs of approximately $112,000. The selling entity was Shoney's, Inc., a Tennessee corporation. The acquisition was funded by the Registrant's bank line of credit.

On April 8, 1998, the Registrant acquired two Ale House restaurant properties located in Florida. The acquisition was done pursuant to one purchase and sales agreement. These properties were purchased for an aggregate purchase price of approximately $3,687,000. The selling entity was Jackson-Shaw Partners No. 51, Ltd, a Texas limited partnership. The acquisition was funded by the Registrant's bank line of credit.

On various dates from March 1, 1998 through June 24, 1998, the Registrant acquired 16 properties consisting of seven Schlotzsky's, two Uncle Bud's, one Arby's and seven other regional brand restaurants and gas station properties located in Arizona, California, Colorado, Delaware, Georgia, Michigan, New Hampshire, Oregon, Pennsylvania, South Carolina and Texas. The properties were acquired pursuant to 16 purchase and sale agreements. These properties were purchased for an aggregate cash purchase price of approximately $9,053,000. These restaurant and gas station properties represent newly developed properties and properties yet to be developed, which do not have any historical operations. The selling entities were Dynamic Development Joint Venture, Schlotzsky's Real Estate, Inc., a Texas corporation, Caribou Coffee Company, Inc., a Minnesota corporation, Texas Roadhouse of Grand Prairie LLC, a Kentucky limited liability company, John Harvard's Brew House Pennsylvania, L.L.C., a Pennsylvania limited liability company, Restaurant Properties L.L.C., a Kentucky limited liability company, Evergreen

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State Limited Partnership No. 17, a Washington limited partnership,  Sybra, Inc.
a Michigan corporation, Volume, Inc., a New Hampshire corporation and Medhi Sater, an individual. These acquisitions were funded by the Registrant's bank line of credit.

In addition, to the above acquisitions, 11 other properties (the "Other Properties") were acquired during the period March 1, 1998 and June 24, 1998. These properties consist of four Arby's restaurant properties, one El Chico restaurant and six other regional restaurant and gas station properties. The properties were purchased from B.C. Oil Ventures, LLC, a California limited liability company, Georgia Clubhouse, Inc., a Georgia corporation, Hal W. Smith, an Individual, Buca (Wheeling), Inc., a Minnesota corporation, Sybra, Inc., a Michigan corporation, Sybra of California, a California corporation, The Charles Sewell Raper Trust Dated July 9, 1993, The Charles Shawn Raper Trust Dated July 9, 1993 and Robert L. Wiggins, Sr., an Individual. These properties were purchased for an aggregate cash purchase price of approximately $11,347,000 and were funded by the Registrant's bank line of credit.

The transaction on June 24, 1998, in combination with previously reported restaurant properties acquired between January 1, 1998 and June 24, 1998 (date of reportable event), which are unaudited, are deemed significant in aggregate to the Registrants total assets as previously reported on Form 10-K. The Sellers of all properties are not affiliated with the Registrant, any director or officer of the Registrant or any associate of any such director or officer.

The purchase prices, which were negotiated with the Sellers, were determined through internal analysis by the Registrant of historical cash flows and fair market values of the acquired Properties.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         a)  Financial Statements

                           Financial Statements for the Properties acquired and noted in Item 2 are not available at this time and will be filed as soon as possible, but not later than 60 days from the date of this Form 8-K



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:    July 7, 1998                  U.S. RESTAURANT PROPERTIES, INC.



                                       By:       /s/ Robert J. Stetson
                                          ------------------------------------
                                            Robert J. Stetson
                                            President, Chief Executive Officer




                                       By:      /s/ Michael D. Warren
                                          ------------------------------------
                                            Michael D. Warren
                                            Director of Finance


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